Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Preliminary Revenue for First Quarter 2020

Carlsbad, Calif. – April 6, 2020 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications, today announced a preliminary total revenue range for the first quarter 2020.

MaxLinear’s revenue guidance provided on February 5, 2020 was in the range of $65 million to $70 million. The company now expects preliminary total revenue of approximately $61.75 million to $62.25 million in Q1 2020. The preliminary unaudited revenue range reflects the impact of several industrywide dynamics related to the novel coronavirus (COVID-19), including supply constraints early in the quarter, and certain customer push-out requests. While we continue to assess the volatility in our sales order patterns, we want to stress the importance of the health and safety of our worldwide employees, as well as our customers and partners in this greatly challenging environment.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance and the impact of several industrywide dynamics related to COVID-19. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and future operating results include, without limitation, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including in particular new markets we are entering but also existing markets such as cable; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; adverse conditions in the general domestic and global economic markets related to COVID-19; and our lack of long-term supply contracts and dependence on limited sources of supply.

In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 5, 2020 as well as the other risks set forth in our filings with the Securities and Exchange Commission. All forward-looking statements are based on the estimates, projections and assumptions of management as of April 6, 2020, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

The amounts set forth above are preliminary estimates. We are in the process of finalizing our results of operations for the three months ended March 31, 2020 and therefore final results are not yet available. These preliminary estimates are based solely upon information available to management as of the date of this press release. Our actual results may differ from these estimates due to the completion of our quarter-end closing procedures, final adjustments and developments that may arise between now and the time our financial results for the three months ended March 31, 2020 are finalized. You should read our unaudited consolidated financial statements for the three months ended March 31, 2020 once they become available.

About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:

Steven Litchfield

Tel: 949-333-0080

slitchfield@maxlinear.com

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